EXHIBIT 5(c)(ii)

                             SUPPLEMENTAL AGREEMENT

                                     between

            GUARDIAN BAILLIE GIFFORD LIMITED, incorporated under the Companies Acts having its Registered Office formerly at 6 Glenfinlas Street, Edinburgh EH3 6YY and now at 1 Rutland Court, Edinburgh EH3 8EY (hereinafter called "the Company"); OF THE ONE PART

                                       and

            BAILLIE GIFFORD OVERSEAS LIMITED, a company incorporated under the Companies Acts having its Registered Office formerly at 7 Glenfinlas Street, Edinburgh EH3 6YY and now at 1 Rutland Court, Edinburgh EH3 8EY (hereinafter called "the Manager") OF THE OTHER PART

                                ----------------

WHEREAS:

(A) The Company and the Manager are parties to a Sub-Investment Management Agreement dated 17 and 21 January 1991 (the "Agreement") in terms of which the Manager was appointed as Sub-Investment Manager to Baillie Gifford International Fund Inc. (the "Client").

(B) In Clause 1.1(i) of the Agreement the definition "Investments" erroneously refers to the Company; and

(C) The Company and the Manager have agreed that the said definition be amended in terms of this Supplemental Agreement.

IT IS HEREBY AGREED AND DECLARED as follows:

1. In Clause 1.1(i) or the Agreement the definition "Investments" shall be amended by substituting the word "Client" in lieu of "Company" in the second line of said definition.

2. Save in so far as amended by the foregoing provisions of this Supplemental Agreement, the Agreement shall continue in full force and effect: IN WITNESS WHEREOF these presents consisting of this and the preceding page are executed in duplicate as follows: _ they are subscribed for Baillie Gifford Overseas Limited by John Ross Lidstone, one of its Directors at Edinburgh on 27 January 1992 in the presence of these witnesses, Gillian Elizabeth Meekison, Marketing Manager, 30 Royal Circus, TFR, Edinburgh EH3 6SS and Morag Cameron, Company Secretary, 19 Buckingham Terrace, Edinburgh EH4 3AD and they are subscribed for Guardian Baillie Gifford Limited by John Matthew Smith at New


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      York on 29 January 1992 in the presence of these witnesses, Thomas Richard
      Hickey, Jr. Second Vice President and Counsel and Nancy White Le Donne, Attorney, both of 201 Park Avenue South, New York, New York 10003.

                                        For Guardian Baillie Gifford Limited


s/Thomas R. Hickey, Jr.  Witness        s/John M. Smith
------------------------                ------------------------

s/Nancy W Le Donne       Witness
------------------------

                                        For Baillie Gifford Overseas Limited


s/G.E. Meekison          Witness        s/J.R. Lidstone
------------------------                ------------------------

s/Morag Cameron          Witness
------------------------


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